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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 31, 1999
                                                      --------------------

                               GENERAL MAGIC, INC.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                                                 77-0250147
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(State or other jurisdiction    (Commission File Number)        (I.R.S. Employer
     of incorporation)                                       Identification Number)

                420 NORTH MARY AVENUE SUNNYVALE, CALIFORNIA 94086
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (408) 774-4000
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                                 Not applicable
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          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

     As of August 31, 1999, General Magic, Inc. paid all amounts outstanding under two term loans in anticipation that General Magic's cash balances would be insufficient to satisfy a covenant requiring it to maintain cash balances equal to at least six times the historic average monthly cash burn for the immediately preceding six-month period. The payment totaled $4.7 million. General Magic will continue to aggressively manage its costs and expects that its current cash, cash equivalents and short-term investment balances will be adequate to fund its operations through the second half of 1999.

     General Magic will continue to evaluate additional sources of capital. General Magic's capital requirements will depend on many factors, including, but not limited to, the market acceptance and competitive position of its voice-enabled services; its ability to generate subscription, advertising and other revenue from its services; the equipment required to support the network operations for these services; the levels of promotion and advertising required to market its products and services and attain a competitive position in the marketplace; and the response of competitors to its services. Effective July 30, 1999, General Magic obtained from an institutional investor an equity line of credit for up to an aggregate of $20,000,000 of common stock. However, there are a number of conditions and limitations on General Magic's right to draw down under the equity line of credit agreement, and it cannot guarantee that sufficient amounts will be available under the equity line of credit to meet its needs. If General Magic's sources of capital through the second half of 1999 do not prove adequate, and in any case to support operations in the year 2000, it will be required to raise additional public or private financing. No assurance can be given that additional financing will be available or that, if available, it will be available on terms favorable to General Magic or its stockholders. If adequate funds are not available to satisfy its short-term or long-term capital requirements, General Magic may be required to significantly curtail its operations, which would have a material adverse effect on its business, financial condition and results of operation. In the event General Magic raises additional equity financing, further dilution to its stockholders will result.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION. Not applicable.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        General Magic, Inc.


                                        By: /s/ MARY E. DOYLE
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September 8, 1999                          Mary E. Doyle
                                           General Counsel and Secretary